Exhibit 99.2
AN ENGINEERING APPROACH TO DELIVERING FUSION ENERGY INVESTOR PRESENTATION JANUARY 2026

© 2026 General Fusion 2 LEGAL DISCLAIMERS This presentation (together with any oral statements made in connection herewith, the “Presentation”) is for informational purposes only and has been prepared solely to assist interested parties in making their own evaluation with respect to a potential investment (the “Financing”) in General Fusion Inc., a British Columbia corporation (“General Fusion,” the “Company” “we,” “us” or “our”). The information contained herein does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of General Fusion, and neither General Fusion, nor any of its subsidiaries, stockholders, shareholders, equityholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents (collectively, General Fusion’s “Related Parties”) make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. To the fullest extent permitted by law, in no circumstances will General Fusion, or any of its Related Parties be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. The opportunity to participate in the Financing is being offered to a limited group of sophisticated institutional “accredited investors” within the meaning of rule 501(a) under the US Securities Act of 1933, as amended (the “Securities Act”) that are also “institutional accounts” (as defined in Rule 4512(c) of the Financial Industry Regulatory Authority) and are understood to be experienced in and have a potential interest in investments of the kind described herein. We ask that each recipient inform us immediately if the foregoing qualifications and characteristics do not apply to it. No Offer or Solicitation This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or would be unlawful. This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of a proposed business combination (the “Business Combination”) between Spring Valley Acquisition Corp. III (“Spring Valley”) and General Fusion, and any such solicitation will be conducted only pursuant to a proxy statement or registration statement filed by Spring Valley and General Fusion and/or a new holding company that may be formed by Spring Valley, General Fusion or an affiliate of Spring Valley or General Fusion (“NewCo”) and/or their respective affiliates with the U.S. Securities and Exchange Commission (the “SEC”), as required by law. In addition, this Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Spring Valley or NewCo or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of securities, if made, may be made only through definitive offering documents, including, but not limited to a subscription agreement. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon information contained herein to make any decision. This Presentation is not a prospectus and investors should not substitute for or purchase any securities solely on the basis of this presentation and before you invest, you should undertake your own diligence regarding Spring Valley, NewCo and the Business Combination. The securities being offered in the Financing to which this Presentation relates have not been registered under the Securities Act or applicable state or foreign securities laws. The securities may not be offered or sold in the United States absent a registration statement or applicable exemption from the registration requirements of the Securities Act. Each investor must comply with all legal requirements in each jurisdiction in which it purchases, offers or sells any portion of the Financing or possesses this Presentation, and must independently obtain any consent, approval or permission required by it in connection with the Financing. All monetary figures included in this Presentation are reflected in U.S. dollars unless otherwise indicated. Use of Data Certain information contained in this Presentation, including information that relates to General Fusion’s industry and markets in which it intends to operate, relates to, or is based on third-party studies, publications and surveys or General Fusion’s own internal estimates and research. All of the market and related data included in this Presentation involves a number of assumptions, estimates and limitations, and is subject to change, and there can be no guarantee as to the accuracy or reliability of such assumptions or estimates. Neither General Fusion, nor any of its Related Parties assumes any responsibility for updating this Presentation based on facts learned following its preparation. While General Fusion believes such third-party sources and their internal estimates and research are reliable, such sources, estimates and research have not been verified by any independent source and you should make your own evaluation of General Fusion and of the relevancy and adequacy of the information. Neither General Fusion, nor any of its Related Parties make any representation or warranty with respect to the accuracy of such information. Forward-Looking Statements Certain statements in this Presentation are forward-looking statements generally relating to future events or estimates or projections of General Fusion’s financial or other performance metrics and the underlying assumptions. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements in this Presentation include, without limitation, statements relating to the expected production of a General Fusion powerplant or a fusion island and the timing therefor; heating through compression of plasma; the path to commercialization and integration of our system in a FOAK (as defined in this Presentation) plant; potential sales of commercial fusion powerplants and the timing thereof; the benefits of fusion; market opportunities; potential revenue per plant. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by General Fusion as of the preparation date of this Presentation, are inherently uncertain and subject to material change. General Fusion does not undertake any duty, and expressly disclaims any obligation or undertaking, to update these forward-looking statements. Nothing in this Presentation should be regarded as a representation by General Fusion or its Related Parties, or any other person, that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by General Fusion and our management and Spring Valley and their management, as the case may be, are inherently uncertain. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to be materially different from future results, performance or achievements expressed or implied by such forward looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Spring Valley or us following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Spring Valley, to obtain financing to complete the Business Combination or to satisfy any proposed conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet Nasdaq Listing Rules or the New York Stock Exchange Listing Standards or any other stock exchange following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts our current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, obtain and maintain relationships with customers and suppliers and retain our management and key employees; (8) transaction costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) world events such as global economic conditions, war, pandemic or epidemic, political unrest that lead to regulatory, commercial, infrastructure and operating constraints; (11) General Fusion’s business is at a pre-commercial state of development with no history of revenue and may never achieve commercialization or revenue; (12) General Fusion’s limited historical financial and operating history; (13) the market for fusion energy is still emerging and may not achieve expected potential; (14) General Fusion’s ability to maintain, protect, defend and develop intellectual property; and (15) the possibility that we may be adversely

© 2026 General Fusion 3 LEGAL DISCLAIMERS (CONT’D) affected by other regulatory, economic, business and/or competitive factors. In addition, forward-looking statements reflect our and Spring Valley’s expectations, plans or forecasts of future events and views as of the date of this Presentation. These forward-looking statements are based on certain assumptions, including among other things: interest rates; operating and capital costs, including the amount and nature thereof; trends and developments in the fusion industry; business strategy and outlook; opportunities available to or pursued by General Fusion; anticipated partnerships; market demand for fusion energy and the availability and costs of required equipment and technology, and supplies and materials for such equipment and technology; General Fusion and Spring Valley’s ability to attract and retain qualified personnel or management; and stability of general economic and financial market conditions. We and Spring Valley anticipate that subsequent events and developments will cause these assessments to change. However, while we and Spring Valley may elect to update these forward-looking statements at some point in the future, we and Spring Valley specifically disclaim any obligation to do so. Additional information concerning these and other factors that may impact such forward-looking statements can be found in potential filings with the SEC by General Fusion, Spring Valley or Newco resulting from the Business Combination, including under the heading “Risk Factors.” These forward-looking statements should not be relied upon as representing our or Spring Valley’s assessments as of any date subsequent to the date of this Presentation. Important Information for Investors and Stockholders The proposed Business Combination will be submitted to stockholders of Spring Valley for their consideration and approval at a special meeting of stockholders. We and Spring Valley plan to prepare a registration statement to be filed with the SEC by NewCo, which will include preliminary and definitive proxy statements to be distributed to Spring Valley’s stockholders in connection with Spring Valley’s solicitation for proxies for the vote by Spring Valley’s stockholders in connection with the Business Combination and other matters as will be described in the registration statement, as well as the prospectus relating to the offer of the securities to be issued to Spring Valley’s stockholders in connection with the completion of the Business Combination. After the registration statement has been filed and declared effective, Spring Valley will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Business Combination. Spring Valley’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Spring Valley’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about us, Spring Valley, NewCo and the Business Combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by Spring Valley, without charge, at the SEC’s website located at www.sec.gov. Trademarks and Trade Names General Fusion owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business, and which are included in this Presentation. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not, imply a relationship with General Fusion, or an endorsement or sponsorship by or of General Fusion. General Fusion, will assert, to the fullest extent under applicable law, its right, or the right of the applicable licensor, to these trademarks, service marks and trade names. Each recipient acknowledges that the Company considers this Presentation to be confidential, sensitive and proprietary and recipient agrees to use reasonable precautions to keep such information confidential; provided however it may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, “Representatives”) who need to know such information for the purposes of evaluating the Financing. The recipient agrees to be responsible for any breach of these undertakings by recipient or its Representatives. This Presentation is intended solely for the use of the prospective investor to whom it is initially provided, and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, for any purpose without the Company’s prior written consent. If you are not the intended recipient of this Presentation as designated above, then please immediately delete or destroy all copies of this Presentation in your possession. By accepting delivery of this Presentation, each recipient will be deemed to acknowledge and agree to the matters set forth herein.

© 2026 General Fusion 4 • 25+ years in Operations & Energy leadership • Former Chief Strategy Officer and Senior Vice President of Corporate and Government Relations at B&W • $1B+ in acquisition and financings transaction value • Led B&W’s commercial nuclear and SMR policy and government funding efforts • U.S. Navy nuclear engineering officer • 20+ years commercializing new technologies • Led multiple businesses through IPOs / M&As, including: • Real Matters $1B IPO • Kobo $315M acquisition by Rakuten • Opalis $60M acquisition by Microsoft • Scaled several start-ups into successful multinational corporations • 30+ years in Energy and Decarbonization • Former Partner at NGP Energy Technology Partners • 2x nuclear SPAC Sponsor • Driving force behind the creation of Renewable Energy Group – sold to Chevron for $3.15B, representing a ~6x return post-IPO • 25+ years in Decarbonization banking and advisory • 60+ transactions totaling ~$6B in value • 2x nuclear SPAC Sponsor • Banker on multiple first-of-a-kind transactions across the Decarbonization ecosystem MEGAN WILSON Chief Strategy Officer GREG TWINNEY Chief Executive Officer CHRIS SORRELLS Chairman & CEO ROBERT KAPLAN Chief Operating Officer TODAY’S SPEAKERS Steam and nuclear plant operations, including I&C system maintenance & repair Defense nuclear, commercial nuclear and SMR efforts CorpDev, M&A, and Investor Relationships

© 2026 General Fusion $2.3B $6.0B Market Cap at De-SPAC Market Cap Today 5 A COMPELLING SPAC PARTNER CHRIS SORRELLS Chairman & CEO • Recent and relevant experience in SPACs and nuclear industry • Team with extensive transaction experience: 50+ energy / decarbonization transactions over the past 30+ years and 7 SPACs raised / merged to date • Strong C-level Operational Expertise: 100+ years of collective experience including leadership roles across the C-Suite as CEO, CFO, COO and Chairman for numerous public and private companies • Track record of building publicly traded bellwethers • Key roles in the creation of 17 publicly traded companies • 20 public board seats • Proprietary network & sourcing capabilities • Deep relationships with institutional investors, underwriters and advisors Leadership Team with Highly Relevant Expertise(1) SPRING VALLEY ACQUISITION CORP III History of Value Creation in Nex-Gen Clean Energy $289M ~$3.2B 2012 IPO 2022 Acquired by Chevron • Led investment in the one of the largest publicly traded biodiesel / renewable diesel company • One of the largest investments in biodiesel in North America • Scaled revenues from ~$85M in 2008 to $3.2B in 2021 • In 2022, sold to Chevron for $3.15B >10x Market Cap • Led the De-SPAC of the first publicly traded SMR company • Received gross proceeds of $381M, including $235M in PIPE capital • Accelerated commercialization and global deployment of NuScale’s carbon-free baseload energy solution ~2.6x (2) (1) Includes Spring Valley management board and sponsor (2) Calculated based on fully diluted shares outstanding as of 9/30/2025 from NuScale's Q3 2025 10-Q and stock price as of 1/16/2026 (3) SPACResearch data as of 1/16/2026 (4) FactSet data as of 1/16/2026 • Aims to become the first U.S. publicly traded vertically integrated uranium and SMR company • Received $30M PIPE from an institutional investor • Supported by DOE’s ~$1B SMR funding initiatives & broader U.S. energy security goals $312M Market Cap at De-SPAC Stock Highlights 37.4%(3) SVI cash in trust redemption rate, representing the 5th fewest redemptions of the year 12M+(3) SVI shares were traded within the first 30 trading days 2.3x(4) SVII warrant appreciation since announcement ROBERT KAPLAN COO JEFF SCHRAMM CFO

© 2026 General Fusion 6 | ILLUSTRATIVE TRANSACTION OVERVIEW AT $105M PIPE USES Equity to General Fusion $600 Cash to Balance Sheet $311 Illustrative Transaction Expenses $24 Total Uses SOURCES General Fusion Rollover Equity $600 Approximate Assumed PIPE Proceeds $105 Cash in Trust $230 Total Sources $935 Valuation • General Fusion pre-money valuation of $600M • Transaction implies $724M pro-forma enterprise value Financing • Assumes General Fusion raises $105M PIPE at $12.00 per share • Assumes 0% redemptions from Spring Valley III’s $230M Cash in Trust • Expected use of net proceeds includes Lawson Machine 26 (“LM26”) operations, commercial systems development & First-of-a-kind Plant (“FOAK”) for commercial deployment Structure • General Fusion shareholders would rollover 100% of their equity and are expected to hold ~58% of the outstanding pro-forma equity Shares Outstanding (Millions) 103.5 Share Price ($) $10.00 Equity Value $1,035 (-) PF Net Cash ($311) Enterprise Value $724 Shares (Millions) % Own. General Fusion 60.0 58.0% SPAC Shareholders 23.0 22.2% PIPE Investors(2) 13.8 13.3% SPAC Sponsor(3) 6.7 6.4% Note: Assumes no existing cash and no existing debt on balance sheet. Excludes impact of the private placement warrants, public warrants, convertible preferred warrants and any equity compensation plan (1) Calculated on a $10.00 per share basis (2) Includes impact of OID and commitment shares issues to convertible preferred investors (3) Excludes $135M earnout TRANSACTION HIGHLIGHTS SOURCES & USES ($ MILLIONS) PRO-FORMA VALUATION ($ MILLIONS)(1) PRO-FORMA OWNERSHIP(1) $935 +

© 2026 General Fusion 7 Success scaling and commercializing businesses Ability to manage complex technology development Global fusion science excellence Industrial technology commercialization program management GREG TWINNEY Chief Executive Officer JAN LAISHLEY Chief People and Culture Officer DAN FLEISCHER Head of IR & Corp Dev Scaled several founder-led startups into successful multinational corporations towards IPOs / M&As; Board member of Fusion Industry Association 20+ years in decarbonization industry; SVP of HR at Ballard Power Systems; People and culture development for high growth 20+ years energy capital markets; SVP Finance, Commonwealth LNG; Board Observer, Sempra Infrastructure; Investment Banking at UBS & Goldman MEGAN WILSON Chief Strategy Officer ROB CRYSTAL SVP, Finance DAVID PLANT VP, Research & Development 25+ years in Operations & Energy leadership; Previously, CSO and SVP at Babcock & Wilcox; U.S. Navy nuclear engineering officer 20+ years of international finance experience; Demonstrated leadership and commercialization scale up success at decarbonization companies 20+ years in technology innovation sector; Senior electrical engineer at Kodak DR. MICHEL LABERGE Founder and Chief Science Officer MIKE DONALDSON SVP, Technology Development KELLY EPP Head of LM26 Project 20+ years in commercializing new technologies; Ph.D. and post-doctoral in fusion; 25+ patents as lead inventor 20+ years in disruptive technology development; Kodak product engineering & production; Risk reduction, rapid prototyping & systems testing 30+ years in engineering, project management; operations manager at Kodak; Director of Manufacturing at Alpha Technologies Robust operational and leadership experience in public company settings EXPERIENCED LEADERS WITH A PROVEN TRACK RECORD

© 2026 General Fusion 8 KEY INVESTMENT HIGHLIGHTS: TRANSFORMING THE WORLD’S ENERGY SUPPLY Growing Global Demand for Clean, Reliable Power As AI, data centers, and large-scale electrification are driving explosive load growth, fusion can supply clean, safe & always-on baseload energy globally while supporting the path towards net-zero by 2050 1 Innovative Engineering Approach to Fusion Applying an engineering approach that overcomes critical barriers to commercializing fusion and that aims to deliver uniquely cost-effective and practical fusion energy 2 Fusion Demonstration Machine Built and Operating at Commercially Relevant Scale On the cusp of major industry-accepted technical milestones, including 1 keV, 10 keV, and 100% Lawson(2), that will demonstrate our unique engineering-based approach in a commercially relevant way, vs. other academic approaches 3 Milestone-Driven De-risking Pathway to Commercial Fusion with Proprietary IP General Fusion is 1 of 4 private companies worldwide to have achieved and published meaningful fusion results on the path to the Lawson criterion, with 34 peer-reviewed publications(1) and 211 patents issued and pending over 20-years 4 Strategic Partnerships Accelerating Commercialization Strategic partnerships with industry leading companies that fuel General Fusion’s race from breakthrough science to commercial energy reality 5 Strong Institutional Investor & Government Backing $400M+ capital raised from leading institutional investors, strategics, venture capital firms, industry partners and government grants, alongside growing regulatory support for nuclear fusion 6 A World Class Team of Scientists, Engineers and Entrepreneurs Proven culture of execution with over 20 years of designing, building, operating and scaling test beds and prototypes yielding strong technical results 7 Source: General Fusion’s Website, press releases and research (1) General Fusion’s Website, Research Library (1) s (2) For General Fusion's approach, simultaneously demonstrate with hydrogen fuel the temperature, density and energy confinement time which combined represent the operating point of D-T plasma that satisfies the Lawson condition

© 2026 General Fusion 9 GENERAL FUSION AT A GLANCE Founded 2002 Headquarters Vancouver Canada Funding (US$) $400M+ Overview Key Highlights Employees 117(1) 167 Patents Issued & 43 Pending Globally(4) 2050E Fusion Energy Market Size(3) Proprietary LM26 Fusion Machine Technology Partners Strong Institutional Support $100M+ Capital from Government Programs & Strong Government Collaborations Globally Recognized Platform $1+ Trillion Peer-reviewed Publications 34 210 Technical Roles 75%(1) Incl. 16 Ph.Ds Employee Retention 93%(2) 100,000 Sq. Foot CNSC-licensed Facility TEMASEK (1) As of January 2026 (2) Based on cumulative annual average from 2020 – December 31, 2025 (3) Ignition Research (4) General Fusion’s company website, Research Library Major Automaker Oak Ridge National Laboratory Savannah River National Laboratory Princeton Plasma Physics Laboratory Lawrence Livermore National Laboratory DIII-D National Fusion Facility

© 2026 General Fusion 10 A HISTORY OF MILESTONES THAT LEAD THE WAY TO COMMERCIAL FUSION Multiple plasma compression test beds proved mechanical compression of plasma increases neutron yield while plasma remains stable Founded 2002 2005 Achieved first fusion reaction First plasma injector properly confined plasma at power plant scale 2010 2012 Liquid metal compression tests validated engineering of liquid metal approach and synchronization of pistons Sufficient plasma performance to heat when compressed 2013 2017 Stable compression of plasma Increased neutron yield during plasma compression 2018 2019 Plasma lifetime maintained within liquid metal wall cavity World’s largest & most powerful operational fusion plasma injector(1) 2019 - 2021 2021 Compressed liquid cavity with well-controlled shape sufficient to achieve fusion conditions CURRENT PROGRAM Lawson Machine 26 (“LM26”) Heating through compression of plasma to 1 keV, 10 keV, & 100% Lawson 2023 - 2028 Late 2020s Commercial system and components validation and demonstration FOAK energy production; sales of commercial fusion powerplants expected to begin Mid 2030s (1) Based on publications in academic journals and management’s knowledge of such articles, findings, and key artifacts

© 2026 General Fusion MASSIVE GLOBAL NEED FOR SECURED BASELOAD POWER 11 Source: The New York Times and International Energy Agency World Energy Outlook 2023 Net Zero Emissions Scenario (1) McKinsey & Company, Global Energy Perspective 2023: Power outlook, January 2024 (2) U.S. Department of Energy, DOE Releases New Report Evaluating Increase in Electricity Demand from Data Centers, December 2024 (3) The American Society of Civil Engineers, 2025 Report Card for America’s Infrastructure, March 2025 (4) U.S. Energy Information Administration 2023 2035 2050 Industry Buildings Data Centres Transport Green Hydrogen 43% 21% 19% 16% 1% • Natural Gas: Lasting environmental consequences, infrastructure bottlenecks, constrained resource availability • Renewables: Suffer from weather-driven intermittency, expensive storage cost & geography constraints • Nuclear Fission: Growth limited due to regulatory and cost burden driven by safety, security and long-lived waste considerations. • Coal: Severe environmental impact, health risks, and unsustainable reliance on regionally concentrated deposits • Others: Small portion of the supply mix Baseload Power is Essential for Providing a Constant, Reliable, Stable Foundation for the Grid, Which Can Be Challenging to Achieve With Existing Energy Solutions in a Scalable & Carbon-friendly Way 2023 Supply Mix(4) 30,000 TWh 41,500 TWh 57,000 TWh Rising Demand: Increasing global populations, broadening electrification, and expanding economic activity driving overall energy demand Grid Under Pressure: Surging demand from EVs, industries, and data centers is straining power infrastructure worldwide AI & Data Center Boom: Energy usage from Data Centers expected to double or triple by 2028(2) Economic Drag: $9.1 trillion investment needed between 2024 – 2033 to bring existing U.S. infrastructure to a good or excellent condition(3) Global Electricity Demand Estimated to Approximately Double by 2050(1) Traditional Sources May Not be Scalable to Meet Demand Hydrogen

© 2026 General Fusion 12 TRANSLATING INTO A TREMENDOUS MARKET OPPORTUNITY (1) Ignition Research (2) Grand View Research, Wind Power Market (2025 – 2030) (3) Grand View Research, Battery Market (2025 – 2030) (4) Precedence Research, Solar Energy Market Size and Forecast 2025 to 2034, July 2025 Global Wind Potential Market 2030 ~$141 Billion per year(2) Global Battery Potential Market 2030 ~$330 Billion per year(3) Global Solar Potential Market 2034 ~$390 Billion per year(4) Global Fusion Potential Market 2050 $1+ Trillion per year(1) Fusion Shifted from Scientific Experimentation to an Increasingly Likely Energy Solution Achievements in fusion science such as the net fusion gain announcement by the US National Ignition Facility in 2022 combined with enabling technologies such as high-performance computing, digital controls, 3D printing and AI are accelerating the development of commercial fusion technology Nuclear Fusion is the Holy Grail for Clean Baseload Power Streamlined Framework Paving a Clearer Path to Commercialization The ADVANCE Act of 2024 officially created a new regulatory framework for fusion, separating it from the more restrictive, complex and lengthy fission regulations CLEAN ENERGY Reliable & dispatchable baseload power Zero carbon emissions No long-term radioactive waste EFFICIENCY & SCALABILITY Minimal land use Cost competitive Limited expected regulatory burden or export controls FUEL ABUNDANCE Deuterium fuel can easily be sourced from seawater Tritium fuel can be bred from lithium within fusion machines Energy security SAFETY ADVANTAGED No chain reaction Cannot be weaponized No high levels of radiation

© 2026 General Fusion 13 GENERAL FUSION IS COST COMPETITIVE ON A LEVELIZED COST OF ENERGY ("LCOE") BASIS (3) General Fusion estimate for an nth-of-a-kind plant. In engineering economics, the first item or generation of items using a new technology or design (first of a kind) can cost significantly more than later items or generations (nth of a kind). Fusion plant expected performance is based on company testing data and management estimates. Fusion demonstration plant is in development and plant specifications and performance may change prior to commercialization. Numbers may not sum due to rounding. Assumes reference configuration of 300MW system with 2 Fusion Islands (4) Range based on (a) NuScale, NuScale SMR Technology, and Reuters (b) Oklo’s nuclear order book shows potential of small reactors, July 2024 Dispatchable(2) Non-dispatchable(2) Nuclear Non-Nuclear $64 - $73(3) Legacy Nuclear Leading SMRs Natural Gas Coal Geothermal Solar + Storage Wind (onshore) + Storage Wind (offshore) Others $141 - $220 $64 - $130(4) $48 - $109 $71 - $173 $66 - $109 $50 - $131 $44 - $123 $70 - $157 LCOE BENCHMARKING ANALYSIS ($/MWh) (1) International Atomic Energy Agency, What is Nuclear Fusion?, August 2023 (2) Lazard, Levelized Cost of Energy+ (LCOE+) report, June 2025 • Fusion plants are expected to deliver 4x more energy per unit of fuel than fission, without long-lived radioactive waste, positioning them as the superior nuclear technology for sustainable growth(1) • Factors that drive fusion’s competitive LCOE include: • lower capital costs vs. conventional fission plants • less waste • lower regulatory burden • low fuel costs

© 2026 General Fusion 14 GLOBAL RACE TO COMMERCIAL FUSION Total cumulative funding for the 53 fusion companies stands at $9.8B LTM July 2025, a five-fold increase since 2021(2) Governments in the U.S., EU, and Asia are already advancing favorable frameworks, with DOE’s Build–Innovate–Grow strategy to align public investment and private innovation to deliver commercial fusion power to the grid by the mid-2030s(1) Fusion research is moving faster, with large international projects like the 33- nation-backed ITER continuing to be central to progress On October 1, 2025, Germany approved an action plan to accelerate commercial fusion deployment, committing over $2.3B by 2029 for research infrastructure and pilot projects(7) The Fusion Action Plan Congress increased support for fusion, leading to a record total of ~$1.5B in funding from the U.S. government for fusion activities in 2025(5) DOE’s Fusion Science and Technology Roadmap, $128M from Fusion Innovative Research Engine (FIRE) and $6.1M from Innovation Network for Fusion Energy (INFUSE)(4) accelerate commercialization while milestone-based Fusion Development program provides funding and computing resources(2) (1) U.S. Department of Energy, Energy Department Announces Fusion Science and Technology Roadmap to Accelerate Commercial Fusion Power, October 2025 (2) Fusion Industry Association, The Global Fusion Industry in 2025, July 2025 (3) Gov.UK, Fusion energy powers UK’s Industrial Strategy, June 2025 (4) U.S. Department of Energy, Energy Department Announces $134 Million to Advance U.S. Fusion Leadership Through Targeted Research, September 2025 (5) Fusion Industry Associate, Congress Increases U.S. Funding for Fusion Energy Sciences Research, March 2024 (6) G7 Canada, Statement on nuclear and fusion energy, October 31, 2025 (7) World Nuclear News, Six German States Unite for Fusion Research, November 2025 (8) International Atomic Energy Agency, World Fusion Outlook 2025 Acknowledging global advancements and investment in fusion energy technology, the G7 underscored the importance of sustained international collaboration on fusion energy with trusted partners, encouraging private investments and public engagement(6) In 2025, the EU took further steps to establish a coordinated approach to fusion energy policy. Two hearings held by the European Parliament underscored fusion as an increasingly important part of the EU’s energy & innovation agenda(8) Statement on Nuclear & Fusion Energy EU’s European Parliament The UK government is providing significant support for fusion energy, committing over £2.5 billion in total funding, which includes a £410 million investment announced in 2025 to accelerate commercialization(3)

© 2026 General Fusion 15 BASICS OF PURSUING FUSION ON EARTH To Make Fusion Happen on Earth Without the gravity & pressure of the stars, systems must be built that can generate the necessary conditions here on Earth to force fusion to happen and produce net fusion energy, known as the Lawson criterion (the right combination of temperature, density, and energy confinement time) Therefore, We Must Create a Machine That: Converts to Power Converts the captured fusion energy to power for electricity & industrial heat use Captures the Energy Efficiently captures the energy released from fusion Creates Fusion Under the right conditions, forces plasma to fuse and release energy Generates Plasma A cloud of ionized hydrogen gas, often made of Deuterium and Tritium What is Fusion? Fusion is the process by which two light atoms fuse to form a single heavier atom, releasing energy Tritium (HYDROGEN-3) Deuterium (HYDROGEN-2) Step 1 Step 2 Step 3 Step 4

© 2026 General Fusion 16 Academic Approaches Operate At Extremes While Magnetized Target Fusion Operates in a “Sweet Spot” of Parameters Requires intense magnetic fields created with superconducting magnets to achieve extreme energy confinement time Magnetic Confinement Fusion (“MCF”) Requires large arrays of high-powered and fragile lasers to achieve extreme plasma density Inertial Confinement Fusion (“ICF”) Extreme Moderate Low Moderate Extreme Magnetic Confinement Fusion (MCF) Magnetized Target Fusion (MTF) Inertial Confinement Fusion (ICF) Plasma Density Low Uses the combined effects of moderate energy confinement time and moderate plasma density to achieve fusion in a practical way Key benefits include: Magnetized Target Fusion (“MTF”) Avoids superconducting magnets or high-powered lasers Enables the use of existing materials for durable machines and cost-effective energy production Energy Confinement Time Note: Competitors are pursuing their own unique approaches to Magnetic Confinement, Magnetized Target Fusion and Inertial Confinement, each with their own advantages and challenges. The above comparison is generalized OUR DIFFERENTIATED ENGINEERING APPROACH FOR PRACTICAL FUSION ENERGY

© 2026 General Fusion 17 Form liquid metal cavity inside fusion vessel Compress plasma with liquid metal using mechanical drivers Inject magnetized plasma(1) into liquid metal cavity Fusion and energy extraction, conversion and recovery (1) General Fusion’s plasma injectors form spherical tokamak plasma targets using a 100% coaxial helicity injection (CHI) process. Targets are formed into a chamber with liquid metal walls. There is no active feedback; plasma position and stabilization is accomplished entirely through the metal walls acting as a flux conserver Magnetized plasma compressed fluid-mechanically to fusion conditions Plasma injector Liquid metal Pistons Fusion Repeated once every second MTF Enables the Use of Liquid Metal Compression to Elegantly & Economically Solve the Barriers to Commercialization HOW DOES GENERAL FUSION’S MTF TECHNOLOGY CREATE FUSION ENERGY?

© 2026 General Fusion 18 GENERAL FUSION UNIQUELY SOLVES CRITICAL BARRIERS TO FUSION ENERGY Produces Sufficient Fusion Fuel to Support Operations for the Life of the Power Plant When neutrons are absorbed in the liquid lithium wall, they can create Tritium fuel at a ratio greater than 1.5(1) Protects the Machine from Fusion Damage When fusion occurs, the reaction is surrounded by a liquid metal wall which absorbs neutrons emitted from the reaction(1) Uses Simple Existing Materials No need for expensive magnets, targets, lasers, or exotic or not yet invented materials and no frequent replacements of neutron damaged components Durable Fusion Machine Abundant Tritium Fuel Simple Energy Conversion Economical Fusion Power Material Degradation Fuel Sourcing Energy Capture Cost Barriers Other Fusion Approaches Face A Unique Practical Solution with an Engineering Approach Proton Neutron Helium 4 Neutrons (Energy) Lithium-7 Tritium Neutron (1) General Fusion, New Third-party Analyses Support General Fusion’s MTF Technology Path to Commercialization, September 2024 (2) General Fusion, Magnetized Target Fusion Using Mechanically Driven Liquid Metal Liner, December 2022 (3) General Fusion, Conceptual Design of a Magnetized Target Fusion Power Plant, July 2023 Creates Steam & Spins a Traditional Steam Turbine The liquid metal wall absorbs neutrons and heat from fusion, and then the hot liquid metal is pumped through heat exchanger(2)(3)

© 2026 General Fusion General Fusion’s MTF machine is designed to effectively plug into existing powerplant infrastructure • Liquid metal can be pumped through a heat exchanger to create steam and spin a turbine • Significant opportunity to retrofit retired coal fired powerplants – the balance of plant and footprint are similar 19 PRACTICAL TECHNOLOGY THAT PLUGS INTO EXISTING POWERPLANT INFRASTRUCTURE Fusion Island(1) Balance of Plant Conventional Island Cooling Steam Tank Pulsed Power Supply Plant Electricity Supply Power To The Grid Hot Steam Heat Exchanger Steam Turbines Tritium Extraction Hot Metal Plasma Injector Deuterium-tritium Fuel Supply Fuel Exhaust Deuterium-tritium Capture And Storage Cool Steam Generator Condenser Note: General Fusion is pre-commercialization and timing estimates as well as technology, regulatory and commercialization strategy and assumptions are subject to change (1) A General Fusion Magnetized Target Fusion Island is a machine that integrates a plasma injector and compression systems. Each Fusion Island produces 150 MWe. A reference configuration General Fusion powerplant will have two fusion islands connected to one balance of plant, producing a total of 300 MWe

© 2026 General Fusion GENERAL FUSION’S ACHIEVEMENTS SOLIDIFY THE FOUNDATION OF THE MTF APPROACH 20 Plasma Performance(2) Demonstrated the required plasma lifetime and characteristics for successful MTF at large-scale. 24 prototypes and over 200,000 plasma experiments have culminated in the world’s largest and most powerful operational fusion plasma injector for LM26(3) Plasma Compression(1) Achieved a stable fusion process and significant fusion neutron yield through plasma compression with General Fusion's approach and evaluated plasma behavior in liquid metal systems Liquid Compression Performance(4) Demonstrated compression technology necessary for smooth, rapid & symmetric compression of a liquid cavity as required for successful MTF at large-scale These Milestones, Backed by Peer-Reviewed Results, Establish General Fusion as a Leading Innovator (1) General Fusion, General Fusion Confirms Significant Fusion Neutron Yield and Plasma Stability During MTF Compression Experiment Series with New Peer-reviewed Publication, November 2024 (2) General Fusion, Peer-reviewed Publication Confirms General Fusion Achieved Plasma Energy Confinement Time Required for its LM26 Large-scale Fusion Machine, March 2025 (3) Based on publications in academic journals and management’s knowledge of such articles, findings, and key artifacts (4) General Fusion, Shape Manipulation of a Rotating Liquid Liner Imploded by Arrays of Pneumatic Pistons: Experimental and Numerical Study, November 2023

© 2026 General Fusion LM26 BUILT & OPERATING: A LARGE-SCALE MTF FUSION DEMONSTRATION MACHINE 21 1 keV (~10M°C) Optimize testbed performance & begin deeper compressions Deeper compression to raise temperature 10 keV (~100M°C) More magnetic field to increase density 100% Lawson(1) Program Complete LM26 Assembled December 2024 LM26 – designed, built, and assembled in less than 2 years All systems working as designed First Plasma Achieved February 2025 First Plasma Compression Achieved April 2025 Operations begin on time and on budget Multiple plasma compressions completed since then World-First Magnetized Target Fusion Machine Built, Operating & Advancing Towards 100% Lawson(1) (1) For General Fusion's approach, simultaneously demonstrate with hydrogen fuel the temperature, density and energy confinement time which combined represent the operating point of D-T plasma that satisfies the Lawson condition

© 2026 General Fusion LM26 • 1 keV • 10 keV • 100% Lawson(1) Demonstrate Commercial Systems • High repetition rate for key components & systems • Key liquid metal systems and components • Key balance of plant systems Build & Operate FOAK Plant • Engineering breakeven with an integrated, commercial scale MTF machine • Energy production at commercial scale Heat Exchanger Seals & Valves Plasma Injector Rep Rate Center Shaft Energy Recovery Rotor Compression Rep Rate Tritium Extraction Science Engineering Integration Commercialization 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Note: General Fusion is pre-commercialization and timing estimates as well as technology, regulatory and commercialization strategy and assumptions are subject to change based on availability of funding and other factors (1) For General Fusion's approach, simultaneously demonstrate with hydrogen fuel the temperature, density and energy confinement time which combined represent the operating point of D-T plasma that satisfies the Lawson condition PATHWAY TO ECONOMICAL CARBON-FREE FUSION ENERGY IN THE NEXT DECADE… 22

© 2026 General Fusion 23 General Fusion’s LM26 Program Will Quickly Differentiate Its Commercialization Value Trajectory vs. Other Fusion Technology Approaches Industry Demonstration Window Competitors Commercialization Phase Science Engineering Integration Commercialization COMMERCIAL MATURITY 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Note: Similar to our competitors, General Fusion is pre-commercialization and timing estimates as well as technology, regulatory and commercialization strategy and assumptions are subject to change based on availability of funding and other factors Source: AIP Publishing, Beyond Power Gain: Toward a Comprehensive Milestone Framework for All Fusion Energy Concepts, September 2025 …BY FRONT-LOADING THE SOLUTIONS TO CRITICAL COMMERCIALIZATION BARRIERS • Material Degradation • Fuel Sourcing • Energy Capture • Cost Competitor Barriers • Durable Fusion Machine • Abundant Tritium Fuel • Simple Energy Conversion • Economical Fusion Power Advantages

© 2026 General Fusion 24 Market Development Advisory Committee: Potential Early Adopters Confidential MOU to advance piston and compression system development Long standing collaborative partnership agreement related to fusion research, technology development operations and science validation MOU to collaborate on tritium fuel cycle, liquid metal balance of plant, and power conversion cycle Industrial partnership on power plant engineering MOU to evaluate potential fusion power plant in Ontario Select Partnerships POTENTIAL EARLY ADOPTERS & SELECT PARTNERS Major Automaker • Oak Ridge National Laboratory • Savannah River National Laboratory • Princeton Plasma Physics Laboratory • Lawrence Livermore National Laboratory • DIII-D National Fusion Facility • Simon Fraser University • McGill University • Queen's University • University of Waterloo • Universidade de Lisboa • University of Illinois UNIVERSITIES KEY COLLABORATORS & SUPPLIERS Major Automaker

© 2026 General Fusion 25 LONG-TERM ASSET LIGHT, SCALABLE, TECHNOLOGY-CENTRIC BUSINESS MODEL General Fusion’s Role High margin OEM segment based on core IP & expertise Preliminary Scope of Supply The sale, engineering, installation & commissioning of 150MWe Fusion Islands(2) and related systems The reference configuration is 300MWe, consisting of 2 Fusion Islands(2) with 1 balance of plant Systems can be configured with several fusion islands per balance of plant Power Plant EPC’s Role Engineering, procurement and construction (“EPC”) services for the owner Project management of suppliers and contractors General Fusion’s Role High margin services annuity Preliminary Scope of Supply Recurring replacement and refurbishment of Fusion Island(2) equipment (e.g., plasma injector) Preliminary Scope of Technical Services Recurring technical support for Fusion Island(2) & related systems Power Plant Owner / Operator’s Role Long-term power plant financing, ownership and operations Utilities, energy companies and infrastructure investors Construction Phase (3.5 Year Construction Period)(1) Operational Phase (40+ Years Plant Lifetime)(3) Note: Assumes nth-of-a-kind two-module power plant unit. | Source: General Fusion management estimates (1) Construction period subject to regulatory assumptions (2) A General Fusion Magnetized Target Fusion Island is a machine that integrates a plasma injector and compression systems. Each Fusion Island produces 150MWe. A reference configuration General Fusion powerplant will have two fusion islands connected to one balance of plant, producing a total of 300MWe (3) Duration of plant life is an estimate for planning purposes and may be extended. Note: General Fusion is pre-commercialization and technology, regulatory and commercialization strategy and assumptions are subject to change

© 2026 General Fusion BOB SMITH Aerospace and defense industry veteran; Former Chairman and CEO of Blue Origin with roles at Honeywell Aerospace, NTESS & United Space Alliance NED SAUTHOFF, PH.D. Former Director, U.S. ITER Project at Oak Ridge National Laboratory; Ph.D. from Princeton University, Astrophysical Sciences TONY DONNE. PH.D. Former CEO, EUROfusion; Ph.D. from Vrije Universiteit Amsterdam, Experimental Physics KURT SCHOENBERG, PH.D. Spokesperson for the High Energy Density Physics Collaboration (HED@FAIR); Former Director, Los Alamos Neutron Science Center MARTIN COX, M.A. Former Director of the UKAEA; Career spent at UKAEA focused on fusion research WENDY KEI Director of Ontario Power Generation and Centerra Gold; Former Director at NFI Group and CFO at Dominion Diamond Corporation 26 BACKED BY WORLD-CLASS ADVISORS & DIRECTORS CURRENT BOARD OF DIRECTORS SCIENCE & TECHNOLOGY ADVISORY COMMITTEE ADVISORS KLAAS DE BOER Previous Managing Partner of Entrepreneurs Fund with many successful exits ZOLTAN TOMPA Director, Cleantech Practice at Business Development Bank of Canada GREG TWINNEY CEO of General Fusion; Led multiple businesses through IPOs / M&As WAL VAN LIEROP Managing Partner & Co-Founder of Chrysalix Energy Venture Capital MARK LITTLE Prior President & CEO of Suncor Energy NORMAN HARRISON Prior CEO of the UK Atomic Energy Authority ADAM RODMAN Founder and Chief Investment Officer of Segra Capital Management KELLY EDMISON Chairman of Pender; 30+ years of leadership experience GRANT GARDINER EVP Strategy & Business Development at Atomic Energy of Canada Limited Chairman Chairman Note: The board and advisors are subject to change post-business combination

© 2026 General Fusion $600 $2,340 $957 $2,276 $1,400 $148 ? $46,607 $15,801 $6,025 $8,616 $1,944 27 ROBUST PEER PERFORMANCE SINCE IPO / DE-SPAC Key Institutional Shareholders Source: FactSet data as of 1/16/2026. Equity value for peers calculated on a fully diluted shares outstanding basis (1) Based on latest discussions (2) Pro forma fully diluted equity value as reported (3) Calculated based on fully diluted shares outstanding from NuScale's Q3 2025 10-Q and stock price as of 1/16/2026 Equity Value ($M)(2) Share Price ($) 1,551% 165% 1,213% Jan-26(1) May-22 Jan-26 Jul-18 Jan-26 May-24 Jan-26 (3) May-24 Jan-26 May-24 Jan-26 1,892% 515% $149.50 $94.95 $20.19 $331.03 $35.67

© 2026 General Fusion 28 INVESTMENT HIGHLIGHTS & WHY GO PUBLIC NOW Our fusion technology approach uniquely addresses barriers to commercialization: Durable fusion machine Abundant tritium fuel Simple energy conversion Economical fusion power LM26 demonstration is designed to validate General Fusion’s lead position and leave others behind on the timeline to commercialization with a 3-year path to transformative technical milestones Valuation priced at a meaningful discount to both public and private peers creates a unique investment opportunity for new investors We have built a world-class team of scientists, engineers and entrepreneurs that are supported by global stakeholders and industry leaders which will allow us to build our nuclear fusion plants Fusion Can Help Meet Energy Demand & Achieve a Net-zero Transition Streamlined & Supportive Path for Fusion Energy Deployment Driven by Significant Investor & Government Support Global Need for Baseload Power Market Tailwinds Tailwinds

APPENDIX

© 2026 General Fusion 30 LEADING THE RACE WITH PRACTICAL, GAME-CHANGING FUSION TECHNOLOGY Source: Press search, General Fusion management judgement (1) Wurzel, Samuel E., and Scott C. Hsu, Update: Progress toward fusion energy breakeven and gain as measured against the Lawson Criterion, May 2025 ENGINEERING APPROACH Fusion Company Subsegments Durable Fusion Machine Energy Conversion Fuel Breeding Cost Effectiveness Existing Materials Fusion Company Experience Building Fusion Machines Fusion Company Peer Reviewed Fusion Results(1) Magnetized Target Fusion Sheared-Flow-Stabilized Z-pinch - - - - 1 company 1 company Magneto-Inertial with Direct Drive - - - - - Magnetic Confinement - - 2 companies 2 companies Inertial Confinement - - ACADEMIC APPROACH Inertial Fusion - -

© 2026 General Fusion 31 ADDITIONAL DISCLAIMERS FOR CANADIAN PURCHASERS ONLY Rights of Action for Damages or Rescission Securities legislation in certain of the provinces of Canada may deem this Presentation to be an offering memorandum and accordingly provide purchasers with, in addition to any other rights they may have at law, statutory rights of rescission or damages, or both, in the event this Presentation or any amendment hereto contains a misrepresentation. A “misrepresentation” is an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading or false in the light of the circumstances in which it was made. These rights and remedies must be exercised within prescribed time limits and are subject to the defenses contained in the applicable securities legislation. Purchasers should refer to the applicable provisions of the securities legislation of their province for the particulars of these rights or consult with a Canadian legal adviser. The following summary is subject to the express provisions of the applicable Canadian securities laws, regulations and rules, and reference is made thereto for the complete text of such provisions. Such provisions may contain limitations and statutory defenses not described herein on which SVAC, General Fusion, NewCo and other applicable parties may rely. The following is a summary of the statutory rights of rescission or damages, or both, available to purchasers resident in certain of the provinces of Canada. Ontario Purchasers Ontario securities laws provide purchasers who have been delivered an offering memorandum in connection with a distribution of securities in reliance upon the “accredited investor” prospectus exemption in Section 73.3 of the Securities Act (Ontario) or National Instrument – Prospectus Exemptions (“NI 45-106”) with a statutory right of action against the issuer of the securities for damages or rescission in the event that the offering memorandum or any amendment to it contains a misrepresentation, without regard to whether the purchaser relied on the misrepresentation. If the purchaser elects to exercise its right of rescission, the purchaser will cease to have a right of action for damages. No such action shall be commenced more than: (a) in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or (b) in the case of an action for damages, the earlier of (i) 180 days after the purchaser first had knowledge of the facts giving rise to the cause of action or (ii) three years after the date of the transaction that gave rise to the cause of action. Ontario securities laws provide a number of limitations and defenses to such actions, including the following: (a) the issuer is not liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; (b) in an action for damages, the issuer shall not be liable for all or any portion of the damages that the issuer proves does not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; and (c) in no case shall the amount recoverable exceed the price at which the securities were offered. These rights are not available for a purchaser purchasing in reliance upon the “accredited investor” prospectus exemption in NI 45-106 that is: (a) a “Canadian financial institution” or “Schedule III bank” (each as defined in applicable securities laws); (b) the Business Development Bank of Canada; or (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary. Language of Documents Upon receipt of this document, the purchaser hereby confirms that he, she or it has expressly requested that all documents evidencing or relating in any way to the offer and/or sale of securities (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, vous confirmez par les présentes que vous avez expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à l’offre ou à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.